o Corporate Information

Board of Directors                        Corporate Officers

Arthur L. Goldstein +                     Arthur L. Goldstein
Chairman of the Board, President          Chairman of the Board, President
and Chief Executive Officer               and Chief Executive Officer
Ionics, Incorporated

                                          Robert J. Halliday
Douglas R. Brown *                        Executive Vice President
President and Chief Executive Officer     Chief Operating Officer and
Advent Internatioal Corp.                 Chief Financial Officer

William L. Brown *                        William E. Katz
Retired Chairman of the Board             Executive Vice President,
The First National Bank of Boston         Ultrapure Water Group

Arnaud de Vitry d'Avaucourt *             John P. Bergeron
Engineering Consultant                    Vice President and Treasurer

William E. Katz                           Edward J. Cichon
Executive Vice President                  Vice President,
Ionics, Incorporated                      Equipment Business Group

Kathleen F. Feldstein *                   Alan M. Crosby
President                                 Vice President,
Economic Studies, Inc.                    Consumer Water Group

John J. Shields #+                        Stephen Korn
General Partner                           Vice President,
Boston Capital Ventures                   General Counsel and Clerk

Carl S. Sloane #+                         Theodore G. Papastavros
Ernest L. Arbuckle Professor              Vice President,
of Business Administration                Strategic Planning
Harvard University Graduate School
of Business Administration                Michael W. Routh^
                                          Vice President,
Daniel I. C. Wang *                       Instrument Business Group
Institute Professor
Massachusetts Institute of Technology

Mark S. Wrighton #
Chancellor                                Francine S. Bernitz
Washington University                     Vice President,
                                          Marketing and Corporate Communications

Allen S Wyett #
President                                 William W. Carson
Wyett Consulting Group, Inc.              Vice President,
                                          Research and Development

                                          Steaphen G. Dickinson
                                          Vice President and
                                          Chief Information Officer

+ Member of Executive Committee
* Member of Audit Committee
# Member of Compensation Committee
^ As of April 3, 2000

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o Locations of Principal Subsidiaries, Offices and Affiliates Worldwide
Equipment Business         Rotterdam,                    Instrument Business          Galway, Ireland
Group                       The Netherlands              Group                        Greensboro, North Carolina
Acapulco, Mexico           Seoul, South Korea            Boulder, Colorado            Hatfield, England
Anguilla, BWI              Sint Maarten, Netherlands     Herzlia, Israel              Hawalli, Kuwait
Antigua, West Indies        Antilles                     Manchester, England          Leeds, England
Barbados, West Indies      St. Thomas, USVI              Tokyo, Japan                 Le Havre, France
Bellevue, Washington       Tampa, Florida                Watertown, Massachusetts     Lille, France
Bonaire, Netherlands       Tokyo, Japan                                               London, England
 Antilles                  Tortola, BVI                  Consumer Water               Lorton, Virginia
Bridgeville, Pennsylvania  Watertown, Massachusetts      Group                        Ludlow, Massachusetts
Brisbane, Australia                                      Aston, Pennsylvania          Manama, Bahrain
Buenos Aires, Argentina    Ultrapure Water               Baltimore, Maryland          Manchester, England
Cairo, Egypt               Group                         Beauvais, France             Newcastle, England
Curacao, Netherlands       Brisbane, Australia           Birmingham, England          Newport News, Virginia
 Antilles                  Dallas, Texas                 Bridgeville, Pennsylvania    Orleans, France
Dammam, Saudi Arabia       Geylang, Singapore            Bristol, England             Paris, France
Grand Canary, Spain        Kuala Lumpur, Malaysia        Charlotte, North Carolina    Pittsburgh, Pennsylvania
Grand Cayman, BWI          North Wales,                  Cincinnati, Ohio             Port Chester, New York
London, England             Pennsylvania                 Cleveland, Ohio              Raleigh, North Carolina
Manama, Bahrain            Phoenix, Arizona              Columbus, Ohio               Richmond, Virginia
Mexico City, Mexico        Pico Rivera, California       Cuyahoga Falls, Ohio         Riyadh, Saudi Arabia
Milan, Italy               San Jose, California          Dammam, Saudi Arabia         San Jose, California
Nassau, Bahamas            Taipei, Taiwan                Dayton, New Jersey           Southhampton, England
Paris, France              Tianjin, China                Farmingdale, New York        Taunton, Massachusetts
Riyadh, Saudi Arabia       Watertown, Massachusetts                                   Union, New Jersey
                                                                                      Watertown, Massachusetts

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o Shareholder Information
Corporate Headquarters                                       Annual Meeting

Ionics, Incorporated                                         The Annual Meeting of Ionics' shareholders will
65 Grove Street                                              be held on Tuesday, May 2, 2000 at 2:00 P.M. at
Watertown, Massachusetts 02472-2882                          FleetBoston Financial, 100 Federal Street,
Telephone: 617-926-2500                                      Boston, Massachusetts.
Fax: 617-926-4304
www.ionics.com                                               Auditors
                                                             PricewaterhouseCoopers LLP
Trading Information                                          Boston, Massachusetts.
Ionics' common stock is traded on the New York
Stock exchange under the symbol ION.  As of March            Transfer Agent and Registrar
17, 2000 there were approximately 1,300 shareholders         State Street Bank and Trust Company
of record.  No cash dividends were paid in either 1999       Boston, Massachusetts.
or 1998 pursuant to Ionics' current policy to retain
earnings for use in its business.                            For information or assistance regarding individual
                                                             stock records, transactions or certificates, please call
Form 10-K Annual Report                                      the Transfer Agent's Telephone Response Center:
Ionics' Annual Report on Form 10-K and other corpo-          1-800-426-5523 between 9 A.M. and 5 P.M.
rate information may be obtained on Ionics' home page
on the Worldwide Web at http://www.ionics.com                (C)Ionics, Incorporated 2000.  All rights reserved.

                                                             The Ionics Toolbox and Ionics Total Water Management
A copy of Ionics' Annual Report on Form 10-K,                are registered service marks, The Ionics Brand is an
as filed with the Securities and Exchange                    unregistered service mark:  Aqua Cool, Cloromat,
Commission, is available upon request by                     HYgene, Ionics, Ozgen, and Sievers are
writing to Corporate Communications, Ionics,                 registered trademarks, and Ionics EDR 2020 is an
Incorporated, P.O. Box 9131, Watertown,                      unregistered
Massachusetts 02471-9131                                     trademark of Ionics, Incorporated.
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An electronic  version of Ionics' Annual Report on Form 10-K and other corporate information may be obtained by visiting Ionics' website at www.ionics.com

                                                             This annual  report
                                                             is printed entirely
                                                             on  recycled  paper
                                                             with a  minimum  of
                                                             10%   post-consumer
                                                             recycled fiber.